Contact:
Charles M. Fleischman
President
Digene Corporation
(301) 944-7000
www.digene.com

FOR IMMEDIATE RELEASE

Media —
Pam Rasmussen, Digene
(301) 944-7196
Sean Leous, Financial Dynamics
(212) 850-5600

DIGENE ANNOUNCES THIRD QUARTER FISCAL 2005 RESULTS

- Company Reports Record Revenues of $29.7 Million for the Quarter –

- Worldwide HPV Test Revenue Grows 33% to $25.0 Million from $18.8 Million in the Third Quarter of Fiscal 2004-

GAITHERSBURG, MD, May 3, 2005 – Digene Corporation (Nasdaq: DIGE) today reported financial results for the third quarter of its fiscal 2005 ended March 31, 2005.

Comparison of Selected Financial Results (millions, except per share data)
	Three months ended		Nine months ended
	March 31,		March 31,
	2005	2004	2005	2004
As reported:

Total revenue	$29.7	$23.6	$82.8	$64.3

Net income (loss)	1.6	2.5	(4.4)	4.1

Net income (loss) per diluted share	0.08	0.12	(0.22)	0.20

Excluding special items*:

Net income	1.7	1.6	5.8	2.8

Net income per diluted share	0.08	0.08	0.28	0.14

* See “Reconciliation of GAAP Financial Information to Non-GAAP Financial Information” below

Total revenues for the third quarter of fiscal 2005 increased 26% to $29.7 million from $23.6 million in the third quarter of fiscal 2004. Worldwide human papillomavirus (HPV) test revenues grew 33% to $25.0 million from $18.8 million in last year’s comparable quarter. U.S. HPV test revenues increased 39% to $19.9 million from $14.3 million in the third quarter of fiscal 2004. Gross margin on product sales was 82% in the fiscal 2005 third quarter, compared to 81% in the fiscal 2004 third quarter. Income before income taxes was $2.8 million in the third quarter of fiscal 2005 compared to $2.7 million in the fiscal 2004 third quarter.

Net income was $1.6 million, or $0.08 per diluted share, in the fiscal third quarter, compared to $2.5 million, or $0.12 per diluted share, in the third quarter of fiscal 2004. The effective tax rate in the 2005 fiscal third quarter was 43% compared to an effective tax rate of 6% in the fiscal 2004 third quarter. Excluding special items in both the fiscal 2004 and 2005 third quarters, net income was $1.7 million, or $0.08 per diluted share, in the third quarter of fiscal 2005, versus $1.6 million, or $0.08 per diluted share, in the third quarter of fiscal 2004. Royalty and technology fees were $1.3 million for the third quarter of fiscal 2005, compared to $29 thousand in the fiscal 2004 third quarter. Special items in the fiscal 2004 and 2005 third quarters consist of adjustments to reflect a 38% effective tax rate. (See “Reconciliation of GAAP Financial Information to Non-GAAP Financial Information” below.)

For the nine months ended March 31, 2005, total revenues increased 29% to $82.8 million from $64.3 million in the comparable period last fiscal year. Worldwide HPV test revenues grew 33% to $69.8 million from $52.4 million in last year’s comparable period. U.S. HPV test revenues increased 36% to $55.2 million from $40.5 million in the last year’s comparable period. Gross margin on product sales was 82% for the nine months ended March 31, 2005, compared to 82% in last year’s comparable period.

Net loss was $4.4 million, or $0.22 per diluted share, in the nine-month period ended March 31, 2005, compared to net income of $4.1 million, or $0.20 per diluted share, in the nine-month period ended March 31, 2004. The effective tax rate for the fiscal 2005 period was 4% compared to an effective tax rate of 10% in the same period in fiscal 2004. Excluding special items in both the fiscal 2005 and fiscal 2004 periods, net income for the nine-month period ended March 31, 2005, was $5.8 million, or $0.28 per diluted share, versus $2.8 million, or $0.14 per diluted share, in the nine months ended March 31, 2004. Special items in the fiscal 2005 period consist of adjustments to reflect a 38% effective tax rate and to exclude the $14 million patent litigation settlement expense and related tax benefit resulting from payments under the previously announced Settlement and License Agreement with Enzo Biochem, Inc. Special items in the fiscal 2004 period consist of an adjustment to reflect a 38% effective tax rate. (See “Reconciliation of GAAP Financial Information to Non-GAAP Financial Information” below.)

Evan Jones, Chairman and Chief Executive Officer, Digene Corporation, stated, “Digene had a successful third quarter of fiscal 2005, with strong revenue growth, solid pre-tax profits and increased investment in Sales and Marketing. Total revenues in the key U.S. market reached $22.9 million, driven by 15% sequential growth in HPV test revenue over the second quarter of fiscal 2005. The investments we are making in our sales and marketing organization to accelerate domestic adoption of the Digene HPV Test position the Company for continued growth. Specifically, we

•	initiated an educational direct-to-consumer (DTC) advertising campaign in March with 30-second TV spots in three regional markets and print advertisements in nine leading national women’s magazines;

•	continued to expand our physician sales organization, with approximately 57 professionals currently in place; and

•	announced initiatives with the Women’s National Basketball Association (WNBA) and The Balm in Gilead to educate women about the benefits of the Digene HPV Test.”

Mr. Jones concluded, “Our business is performing well, with HPV test growth in all major markets globally and income before income taxes of $2.8 million for the third quarter and $9.4 million for the nine-month period of fiscal 2005, excluding the $14 million patent litigation settlement expense. Our U.S. HPV business produced strong results during the quarter, and we are making the necessary investments to drive continued growth. Early indications show that physicians and women are responding well to our DTC campaign, seeking more information about the benefits of the Digene HPV Test and in many cases changing clinical practice patterns. We are also on track to meet our goal of expanding our physician sales force to approximately 65 professionals by the end of fiscal 2005. A newly released Practice Bulletin from the American College of Obstetricians and Gynecologists (ACOG) that recognized HPV testing as more sensitive than the Pap test for detection of high grade cervical disease should help further accelerate the growth of our business.”

Digene Outlook

The following forward-looking information is being provided as a convenience to investors. The projections are based upon numerous assumptions, which Digene believes to be reasonable but many of which Digene cannot control. Consequently, actual results may differ materially from the guidance and objectives described below. Further, the guidance and objectives provided below assume the continued growth and success of Digene’s existing business, including sales of its HPV test products. Please refer to the disclosure notice below. (See “Reconciliation of GAAP Financial Information to Non-GAAP Financial Information” below.)

For the fiscal 2005 fourth quarter ending June 30, 2005, the Company expects:

•	Total revenues of approximately $32 million.

•	Gross margin of approximately 80%.

•	Income before income taxes of $0.6 million to $1.6 million.

•	Net income, excluding special items, of $0.4 million to $1.0 million, or $0.02 to $0.05 per diluted share, respectively, based on an estimated 21 million diluted weighted average shares outstanding. Special items in the fourth quarter consist of an adjustment to reflect a 38% tax rate.

For the fiscal year ending June 30, 2005, Digene expects:

•	Total revenues of approximately $115 million

•	U.S. HPV test revenue of $76 million to $78 million up from approximately $58 million, and international HPV test revenue of $20 million to $21 million up from approximately $17 million.

•	Total U.S. revenue of $89 million to $91 up from approximately $67 million.

•	Gross margin of approximately 81%.

•	Loss before income taxes of $4.0 million to $3.0 million.

•	Excluding the $14 million patent litigation settlement expense, income before income taxes of $10.0 million to $11.0 million.

•	Net income, excluding special items, of $6.2 million to $6.8 million, or $0.30 to $0.32 per diluted share, based on an estimated 21 million diluted weighted average shares outstanding. Special items in fiscal year 2005 consist of adjustments to exclude the $14 million patent litigation settlement expense, and related income tax benefit of $5.3 million, and to reflect a 38% tax rate.

Total operating expenses for fiscal 2005, excluding the $14 million patent litigation settlement expense, are projected to be between $83 million and $85 million, consisting of:

•	Research and Development expenses of between $12 million and $13 million.

•	General and Administrative expenses of between $20 million and $21 million.

•	Sales and Marketing expenses of between $45 million and $46 million.

•	Total royalty and technology fees of approximately 5% to 6% of product sales.

Conference Call

Digene management will host a conference call to discuss results for the fiscal 2005 third quarter on May 3, 2005, at 4:30 pm (Eastern). The call will be broadcast live over the Internet and can be accessed at Digene’s website, www.digene.com. In addition, a telephonic replay of the call will be available through May 17, 2005, and may be accessed by dialing (866) 393-0865 or (203) 369-0432 and enter conference ID# 5958204.

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

To supplement the Company’s consolidated financial statements presented in accordance with GAAP, Digene uses non-GAAP measures of certain components of financial performance, including income before income taxes, net income and earnings per share, which are adjusted from results based on GAAP. Although “as adjusted” financial measures are non-GAAP financial measures, the Company believes that the presentation of “as adjusted” financial measures calculated to exclude “special items” are useful adjuncts to the GAAP “as reported” financial measures. “Special items” consists of an adjustment to reflect a 38% effective tax rate for each completed period and the guidance regarding the fourth quarter and full fiscal year ending June 30, 2005. In addition, for the nine-month period ended March 31, 2005 and the guidance regarding the fiscal year ending June 30, 2005, “special items” also consists of an adjustment to exclude the $14 million patent litigation settlement expense and related tax benefit from payments made under the previously announced Settlement and License Agreement with Enzo Biochem, Inc. The extent and timing of each of our international subsidiaries’ ability to become profitable will have a material impact on our income tax expense. These events are difficult to accurately predict and, as a result, we are not providing guidance on “net income” prepared in accordance with GAAP for forthcoming periods because we cannot reasonably estimate our future period-to-period GAAP-based income tax expense, virtually all of which is a non-cash expense.

The presentation of “net income – as adjusted” incorporates a consistent 38% effective tax rate, which represents the federal statutory rate adjusted for state income tax, foreign tax rate differentials, non-deductible expenses and various tax credits, across all periods. In addition, the presentation of “net income – as adjusted” for the nine-month period ended March 31, 2005 and the guidance regarding net income for the fiscal year ending June 30, 2005 both exclude a $14 million patent litigation settlement expense that is not indicative of the Company’s core operating results. Therefore, these non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance and the company’s prospects for the future. These measures should be considered in addition to results prepared in accordance with generally accepted accounting principles, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the most directly comparable GAAP measure, where available.

About Digene

Digene Corporation (Nasdaq: DIGE), based in Gaithersburg, MD, develops, manufactures and markets proprietary DNA and RNA testing systems for the screening, monitoring and diagnosis of human diseases — with a focus on women’s cancers and infectious diseases. The company’s hc2 High-Risk HPV DNA Test™ is the only test for human papillomavirus approved by the FDA, and is approved for both follow-up evaluation in women with inconclusive Pap results and for primary adjunctive screening with the Pap test in women age 30 and older. For primary adjunctive screening, it is marketed as both The Digene HPV Test and the DNAwithPap™ Test. These brand names do not refer to the Digene product that tests for several types of the virus commonly referred to as “low-risk HPV,” which are not associated with cervical cancer. For more information, visit www.thehpvtest.com. Digene’s product portfolio also includes DNA tests for the detection of other sexually transmitted infections, including chlamydia and gonorrhea, as well as tests for blood viruses. For more information, visit the company’s Web site, www.digene.com. Investors also may contact Charles Fleischman at 301-944-7000; journalists may contact Pam Rasmussen, 301-944-7196.

Digene® and Hybrid Capture® are registered trademarks and DNAwithPap™ and hc2 High-Risk HPV DNA Test™ are trademarks of Digene Corporation.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of the future as there are a number of meaningful factors that could cause the Company’s actual results to vary materially from those indicated by such forward-looking statements. Meaningful factors, which could cause actual results to differ from expectations include, but are not limited to, the degree of acceptance of HPV testing by physicians, uncertainty of the company’s future profitability, its ability to scale up manufacturing operations to meet any increased demand, the uncertainty regarding patents and proprietary rights, the success of the Company’s marketing efforts, competition, risks inherent in international transactions, and the inability to obtain requisite additional financing, as well as other factors discussed in the Company’s Securities and Exchange Commission filings. For other factors, reference is made to the discussion in the Company’s annual and quarterly reports filed with the Securities and Exchange Commission.

- TABLES FOLLOW -

DIGENE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except net income (loss) per share and shares)
(unaudited)

	Three Months Ended					Three Months Ended
	March 31, 2005					March 31, 2004
	As			As	As		As
	Reported	Adjustment(1)		Adjusted	Reported	Adjustment(1)	Adjusted
Revenues:
Product sales	$29,153		$—	$29,153	$23,136	—	$23,136
Other	513		—	513	429	—	429

Total revenues	29,666		—	29,666	23,565	—	23,565
Costs and expenses:
Cost of product sales	5,130		—	5,130	4,339	—	4,339
Royalty and technology	1,291		—	1,291	29	—	29
Research and development	3,265		—	3,265	2,418		2,418
Selling and marketing	11,697		—	11,697	9,192	—	9,192
General and administrative	5,614		—	5,614	5,015	—	5,015
Patent litigation settlement	—		—	—	—	—	—

Income (loss) from operations	2,669		—	2,669	2,572	—	2,572
Other income (expense):
Interest income	200		—	200	119	—	119
Interest expense	(2)		—	(2)	(34)	—	(34)
Other income (expense)	(35)		—	(35)	(5)	—	(5)

Income (loss) before minority interest and income taxes	2,832		—	2,832	2,652	—	2,652
Minority interest	(71)		—	(71)	—	—	—

Income before income taxes	2,761		—	2,761	2,652	—	2,652
Provision for (benefit from) income taxes	1,196		(147)	1,049	162	846	1,008

Net income (loss)	$1,565		$147	$1,712	$2,490	$(846)	$1,644

Basic net income (loss) per share	$0.08	$0.01		$0.09	$0.13	$(0.05)	$0.08

Diluted net income (loss) per share	$0.08		$—	$0.08	$0.12	$(0.04)	$0.08

Weighted average shares outstanding Basic	20,000,382		—	20,000,382	19,493,223	—	19,493,223

Diluted	20,641,488		—	20,641,488	21,026,892	—	21,026,892

(1) See “Reconciliation of GAAP Financial Information to Non-GAAP Financial Information - Three Months Ended March 31, 2005 and March 31, 2004.”

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information
Three Months Ended March 31, 2005 and March 31, 2004
(in thousands, except net income (loss) per share and shares)

	Three Months Ended	Three Months Ended
	March 31, 2005	March 31, 2004
Net income

Net income — as reported	$1,565	$2,490
Special item(s):
-Adjustment to reflect 38% tax rate	147	(846)

Net income — as adjusted	$1,712	$1,644

Diluted net income per share

Diluted net income per share — as reported	$0.08	$0.12
Special item(s):
-Adjustment to reflect 38% tax rate	—	(0.04)

Diluted net income per share — as adjusted	$0.08	$0.08

Weighted average shares outstanding Diluted	20,641,488	21,026,892

DIGENE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except net income (loss) per share and shares)
(unaudited)

	Nine Months Ended					Nine Months Ended
	March 31, 2005					March 31, 2004
	As			As	As		As
	Reported	Adjustment(2)		Adjusted	Reported	Adjustment(2)	Adjusted
Revenues:
Product sales	$81,406	$		$81,406	$63,326	—	$63,326
Other	1,424			1,424	972	—	972

Total revenues	82,830			82,830	64,298	—	64,298
Costs and expenses:
Cost of product sales	14,921			14,921	11,447	—	11,447
Royalty and technology	3,954			3,954	1,050	—	1,050
Research and development	9,128			9,128	8,047	—	8,047
Selling and marketing	31,014			31,014	25,805	—	25,805
General and administrative	14,537			14,537	13,784	—	13,784
Patent litigation settlement	14,000		(14,000)	—	—	—	—

Income (loss) from operations	(4,724)		14,000	9,276	4,165	—	4,165
Other income (expense):
Interest income	539		—	539	309	—	309
Interest expense	(27)		—	(27)	(152)	—	(150)
Other income (expense)	(96)		—	(96)	205	—	205

Income (loss) before minority interest and income taxes	(4,308)		14,000	9,692	4,527	—	4,527
Minority interest	(287)		—	(287)	—	—	—

Income (loss) before income taxes	(4,595)		14,000	9,405	4,527	—	4,527
Provision for (benefit from) income taxes	(191)		3,765	3,574	433	1,287	1,720

Net income (loss)	$(4,404)		$10,235	$5,831	$4,094	$(1,287)	$2,807

Basic net income (loss) per share	$(0.22)		$0.51	$0.29	$0.22	$(0.08)	$0.14

Diluted net income (loss) per share	$(0.22)		$0.50	$0.28	$0.20	$(0.06)	$0.14

Weighted average shares outstanding Basic	19,942,787		—	19,942,787	18,924,145	—	18,924,145

Diluted	19,942,787		726,937	20,669,724	20,734,205	—	20,734,205

(2) See “Reconciliation of GAAP Financial Information to Non-GAAP Financial Information — Nine Months Ended March 31, 2005 and March 31, 2004.”

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information
Nine Months Ended March 31, 2005 and March 31, 2004
(in thousands, except net income (loss) per share and shares)

	Nine Months Ended	Nine Months Ended
	March 31, 2005	March 31, 2004
Income (loss) before income tax

Income (loss) before income tax — as reported	$(4,595)	$4,527
Special item(s):
-Adjustment to exclude patent litigation settlement expense	14,000	—

Income (loss) before income tax- as adjusted	$9,405	$4,527

Net income (loss)

Net income (loss) — as reported	$(4,404)	$4,094
Special item(s):
-Adjustment to reflect 38% tax rate	1,555	(1,287)
-Adjustment to exclude patent litigation settlement expense net of tax benefit at 38% tax rate	8,680	—

Net income (loss) — as adjusted	$5,831	$2,807

Diluted net income (loss) per share

Diluted net income (loss)per share — as reported	$(0.22)	$0.20
Special item(s):
-Adjustment to reflect 38% tax rate	0.08	(0.06)
-Adjustment to exclude patent litigation settlement expense net of tax benefit at 38% tax rate	0.44	—
-Adjustment for increase in diluted shares outstanding – as adjusted	(0.02)	—

Diluted net income (loss) per share – as adjusted	$0.28	$0.14

Diluted weighted average shares outstanding — as reported	19,942,787	20,734,205

Special item(s):
-Increase in shares due to net loss – as reported versus net income – as adjusted	726,937	—

Diluted weighted average shares outstanding — as adjusted	20,669,724	20,734,205

DIGENE CORPORATION
SELECTED CONSOLIDATED BALANCE SHEET DATA
(in thousands)

	March 31,	June 30,
	2005	2004
	(unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short term investments	$41,496	$48,733
Total current assets	72,637	77,828
Total assets	99,743	103,270
LIABILITIES AND STOCKHOLDERS’ EQUITY
Total current liabilities	$14,314	$16,042
Long-term liabilities	1,691	1,165
Total stockholders’ equity	83,738	86,063

Total liabilities and stockholders’ equity	$99,743	$103,270

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